As filed with the Securities and Exchange Commission on February 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GENPREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0772347
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road #650-227 Austin, Texas 78746
(Address of Principal Executive Officers) (Zip Code)

Genprex, Inc. 2018 Equity Incentive Plan
(Full title of the plan)

J. Rodney Varner Chief Executive Officer 3300 Bee Cave Road #650-227 Austin, TX 78746
(Name and address of agent for service)

(877) 774-4679
(Telephone number, including area code, of agent for service)

Copies to:

Alan Wovsaniker Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Genprex, Inc. (the “Registrant”) for the purpose of registering additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) under the Registrant’s 2018 Equity Incentive Plan (the “Plan”). The number of shares of Common Stock available for grant and issuance under the Plan is subject to an automatic annual increase on the first day of each fiscal year beginning in 2019 by an amount equal to the lesser of (i) 5% of the outstanding shares of Common Stock on such date or (ii) an amount determined by the Board of Directors (the “Evergreen Provision”). On January 1, 2023, the number of shares of Common Stock available for grant and issuance under the Plan increased by 2,405,298 shares. This Registration Statement registers such additional shares of Common Stock, which were available for grant and issuance under the Plan pursuant to the Evergreen Provision as of January 1, 2023.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 of the Registrant filed with the Securities and Exchange Commission (the “Commission”) on April 2, 2020 (Registration No. 333-237543) and on August 16, 2022 (Registration No. 333-266896), including any amendments thereto or filings incorporated therein, are incorporated herein by this reference to the extent not replaced hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 30, 2022;

●

The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, and September 30, 2022, filed with the SEC on May 13, 2022 and August 12, 2022, and November 14, 2022, respectively;

●

The Company’s Current Reports on Form 8-K filed with the SEC on January 3, 2022, January 4, 2022, February 8, 2022, March 2, 2022, March 31, 2022, June 24, 2022, August 22, 2022, November 18, 2022, November 28, 2022, December 19, 2022, January 5, 2023, and January 6, 2023, (except to the extent furnished but not filed);

●	The Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2022; and

●

The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A (Registration No. 001-38244) filed with the Commission on October 13, 2017 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8.	Exhibits

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on April 10, 2018.

4.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on April 10, 2018.

4.3	Form of Common Stock Certificate of the Registrant, incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-219386), as amended, originally filed on July 21, 2017.

5.1*	Opinion of Lowenstein Sandler LLP

23.1*	Consent of Daszkal Bolton LLP

23.2*	Consent of Lowenstein Sandler LLP (filed as part of Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to this registration statement on Form S-8)

99.1	Genprex, Inc. 2018 Equity Incentive Plan, including Form of Notice of Stock Option Grant, Form of Option Agreement and Form of Notice of Exercise thereunder, incorporated by reference to Exhibit 10.3 of the Registrant’s Annual Report on Form 10-K filed on April 17, 2018.

107	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 17th day of February 2023.

GENPREX, INC. By: /s/ J. Rodney Varner J. Rodney Varner Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Rodney Varner and Ryan Confer, and each of them, as his true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. Rodney Varner J. Rodney Varner	Chief Executive Officer and Director (Principal Executive Officer)	February 17, 2023

/s/ Ryan M. Confer Ryan M. Confer	Chief Financial Officer (Principal Financial and Accounting Officer)	February 17, 2023

/s/ Brent M. Longnecker Brent M. Longnecker	Member of the Board of Directors	February 17, 2023

/s/ Jose Antonio Moreno Toscano Jose Antonio Moreno Toscano	Member of the Board of Directors	February 17, 2023

/s/ Will R. Wilson, Jr. Will R. Wilson, Jr.	Member of the Board of Directors	February 17, 2023